Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of Janel Corporation, a Nevada corporation (the “Company”) of our report dated January 13, 2021, relating to the financial statements and schedules which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

/s/

Prager Metis CPAs, LLC
Basking Ridge, New Jersey
February 23, 2021